UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: May 22, 2014

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15011 Katy Freeway, Suite 800
Houston, Texas, 77094	(281) 749-7800
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2014, the Board of Directors of Atwood Oceanics, Inc. (the “Company”) appointed Mr. Mark W. Smith, age 44, to the office of Vice President, Chief Accounting Officer and Controller. In his new role, Mr. Smith will report to Mr. Mark L. Mey, the Company’s Senior Vice President and Chief Financial Officer. Mr. Smith had previously served as Vice President, Corporate Services of the Company since August 2011. From February 2009 to August 2011, Mr. Smith served as the head of the Internal Audit Department of the Company. In connection with his appointment, Mr. Smith was also designated as the principal accounting officer of the Company, and, as a result, Mr. Mey will no longer be designated as the principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC

(Registrant)

/s/ Walter A. Baker

Walter A. Baker

Vice President, General Counsel and Corporate Secretary

DATE: May 22, 2014